Barringer Technologies Inc.
                          Supplemental Retirement Plan


Preamble

Establishment and Intent. Barringer Technologies Inc., together with its subsidiaries (the "Employer") establishes, effective as of January 1, 1998, a nonqualified, unfunded, deferred contribution supplemental executive retirement plan on behalf of certain designated management or highly compensated employees. The Plan is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees, as described in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This document defines the provisions of such nonqualified plan and shall be known as the "Barringer Technologies Inc. Supplemental Retirement Plan."

Purpose. The Plan has three purposes: (1) to provide the Participants with additional retirement benefits to supplement retirement benefits available to them from other sources, including the qualified retirement plan maintained by the Employer; (2) to provide an incentive to Participants to perform at high levels; and (3) to encourage Participants to remain in the employ of the Employer.

                                Table of Contents

                                                                   Page
Article I. Definitions                                               1

Article II. Participation                                            5

Article III. Performance Account                                     6

Article IV. Vesting                                                  8

Article V. Payment of Benefits                                       9

Article VI. Administration                                          10

Article VII. Miscellaneous                                          12

Appendix - List of Plan Participants                                14

Article I. Definitions

     When used herein, the following shall have the meanings below unless the context clearly indicates otherwise:

     1.1 "Administrator" means the Executive Compensation Committee of Barringer Technologies Inc. appointed by the Board of Directors to administer this Plan.

     1.2 "Appendix" means a written supplement attached to the Plan and made a part hereof which has been added in accordance with the provisions of the Plan.

     1.3 "Beneficiary" means the Participant's spouse or other person designated by the Participant. If the Participant has no spouse and makes no effective Beneficiary designation, then the Participant's Beneficiary shall be the Participant's estate.

     1.4 "Board of Directors" means the Board of Directors of Barringer Technologies Inc.

     1.5 "Change in Control" means any of the following events:

          (A) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Company's outstanding capital stock;

          (B)  The  individuals  who  (i)  as of  the  date  of  this  Agreement
     constitute  the  Board  of  Directors  (the  "Original  Directors"),   (ii)
     thereafter are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors"), or (iii) are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board of Directors;

          (C)  The   stockholders   of  the  Company  shall  approve  a  merger,
     consolidation, recapitalization, or reorganization of the Company or the Company shall consummate any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in holders of outstanding voting securities of the Company immediately prior to the transaction having beneficial ownership of at least 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

          (D) The stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets to any person, or group of related persons, in one or a series of related transactions.

     1.6 "Code" means the Internal Revenue Code of 1986, as amended.

     1.7 "Company" means Barringer Technologies Inc.

     1.8 "Compensation" means a Participant's base salary and the amount payable to such Participant under the Annual Incentive Plan or any successor cash bonus plan for services rendered to the Employer for the applicable period. Compensation shall include amounts that would be paid to the Participant with respect to the Plan Year but for the Participant's election under a cash or deferred arrangement described in Section 401(k) of the Code or a cafeteria plan described in Section 125 of the Code. Except as expressly provided in the preceding sentence, Compensation shall not include Employer Allocations or contributions to this or any other plan for the benefit of its employees.

     1.9 "EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of the Company and its subsidiaries paid or accrued for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses), all interest expenses, amortization expenses and depreciation expenses of the Company and its subsidiaries paid or accrued for such period, and (iii) other non-cash items reducing Consolidated Net Income, less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for the Company and its subsidiaries in conformity with generally accepted accounting principles, consistently applied for all relevant periods. "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its subsidiaries for such period on a consolidated basis, determined in accordance with generally accepted accounting principles, consistently applied for all relevant periods, less (i) gains and losses from any sale, lease, conveyance, transfer or other disposition of any assets or property of the Company and its subsidiaries, other than in the ordinary course of business, including the tax effects thereof, (ii) items classified under generally accepted accounting principles, consistently applied for all relevant periods, as extraordinary or non-recurring gains and losses, and the related tax effects thereof, and (iii) the net income or loss of any entity acquired in a transaction accounting for as a pooling of interests accrued prior to the date such entity is acquired by the Company.

All determinations of EBITDA hereunder shall be made by the Company's independent public accountants, which determinations shall be final, binding and conclusive for all purposes under this Plan, absent clear mistake or other manifest error.

     1.10 "Effective Date" means January 1,1998.

     1.11 "Employer" means the Company and any of its direct or indirect wholly-owned subsidiaries which adopt, with the approval of the Company, the Plan.

     1.12 "Employer Allocation" means the amount allocated to each Participant's Performance Account each Plan Year pursuant to Section 3.1.

     1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.14 "Good Reason" with respect to an individual Participant, shall have the meaning ascribed to such term in such Participant's employment agreement with the Employer. In all other cases, references to "Good Reason" shall be given no effect.

     1.15 "Investment Fund or Funds" means one or more of the investment alternatives which are used by the Plan as a measurement of investment return on Performance Accounts.

     1.16 "Normal Retirement Date" means the first day of the month coincident with or next following the later of the date a Participant reaches age 60 and the date he or she completes five Years of Plan Participation.

     1.17 "Participant" means an individual employed by the Employer who satisfies the requirements described in Article II. The names of the initial Tier I and Tier II Participants are listed in the Appendix.

     1.18 "Performance Account" means the bookkeeping account established and maintained for each Participant to which Employer Allocations and any investment earnings or losses thereon are credited.

     1.19 "Permanent Disability" (i) with respect to an individual Participant, shall have the meaning ascribed thereto in such Participant's employment agreement with the Employer or (ii) in the event that no such agreement exists, such term shall mean the total and permanent incapacity of a Participant as a result of which the Participant is entitled to receive and is receiving disability benefits under the Federal Social Security Act.

     1.20 "Plan" means the Barringer Technologies Inc. Supplemental Retirement Plan set forth herein, as the same may be amended or supplemented from time to time.

     1.21 "Plan Year" means the calendar year.

     1.22 "Supplemental Retirement Benefit" means the benefits payable to the Participant in accordance with Article V.

     1.23  "Targeted  EBITDA"  means  the  amount of  EBITDA  determined  by the
Administrator   with  respect  to  a  particular  Plan  Year  and  used  in  the determination of Employer Allocations described in Section 3.1.2.

     1.24 "Termination for Cause" (i) with respect to an individual Participant, shall have the meaning ascribed thereto in such Participant's employment agreement with the Employer or (ii) in the event that no such agreement exists, such term shall mean, to the maximum extent permitted by applicable law, a termination of the Participant's employment by the Employer because the Participant has (a) materially breached or materially failed to perform his or her duties under applicable law and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) committed an act of dishonesty in the performance of his or her duties to the Employer or engaged in conduct materially detrimental to the business of the Employer, (c) been convicted of a felony, (d) been convicted of a misdemeanor involving moral turpitude, (e) materially breached or materially failed to perform his or her obligations and duties hereunder, which breach or failure the Participant shall fail to remedy within 30 days after written demand from the Employer, or (f) violated in any material respect the representations made in any Participant's employment agreement between the Employer and the Participant or any covenant contained therein.

     1.25 "Tier I Participant" means an individual employed by the Employer who satisfies the requirements described in Article II for Tier I Participants. The names of Tier I Participants as of the date hereof are listed in the Appendix.

     1.26 "Tier II Participant" means an individual employed by the Employer who satisfies the requirements described in Article II for Tier II Participants. The names of Tier II Participants as of the date hereof are listed in the Appendix.

     1.27 "Year of Plan Participation" means each calendar year period beginning on an Employee's Effective Date of Participation, as set forth in Section 2.3, and each anniversary thereof on which the Participant is still employed on the last day of said calendar year.

     1.28 "Without Cause Termination" (i) with respect to an individual Participant, shall have the meaning ascribed thereto in such Participant's employment agreement with the Employer or (ii) in the event that no such agreement exists, such term shall mean a termination of the Participant's employment by the Employer other than due to (a) a Termination for Cause (as defined in Section 1.24 above), (b) Permanent Disability (as defined in Section
1.19 above) or (c) the Participant's death.

Article II. Participation

     2.1 Board of Directors Approval. The Administrator, in its sole discretion, shall designate the Employees who shall participate under the Plan as Participants solely from a select group of management or highly compensated employees.

     2.2 Tier. Employees shall be designated as either Tier I or Tier II Participants. The names of the initial Tier I and Tier II Participants as of the date hereof are listed in the Appendix.

     2.3 Effective Date of Participation. A selected Employee shall become a Participant on the later of the Effective Date of the Plan, or the January 1 designated by the Administrator.

Article III. Performance Account

     3.1 Employer Allocations.

          3.1.1 Entitlement. For each Plan Year beginning on or after the Effective Date that a Participant receives credit for a Year of Plan
     Participation, the Employer shall allocate to the Performance Account established for such Participant the amount determined under Section 3.1.2, provided that the Participant is employed by the Employer on the last day of the Plan Year or terminated employment during such Plan Year on account of death, Permanent Disability or attainment of his Normal Retirement Date. Employer Allocations shall be credited, as soon as administratively possible, after the last day of the Plan Year to which they relate.

          3.1.2 Determination of Amount. The amount allocated to an eligible Participant's Performance Account under Section 3.1.1 for each Plan Year, if any, shall be a percentage of the Participant's Compensation for such Plan Year. Such percentage shall be determined by the Administrator, in its sole discretion, subject to the following guidelines:

--------------------------------------------------------------------------------
PARTICIPANT     IF N0 EBJTDA    IF TARGETED             MAXIMUM IF EBITDA
                                EBITDA IS ACHIEVED      EXCEEDS TARGETED EBITDA
--------------------------------------------------------------------------------
TIER I              0%               20%                     22%
TIER II             0%                8%                     10%
--------------------------------------------------------------------------------

In addition, in determining each Participant's percentage (within the ranges set forth above), the Administrator may consider the amount of current net income of the Employer, the relationship of current net income of the Employer to that of prior years, the overall economic environment and any other factors it considers relevant.

     3.2 Investment Elections. The Administrator shall select Investment Funds to be used as a measurement of investment returns on Performance Accounts, or may appoint one or more investment managers to select such Funds. Each
Participant may specify the percentage of Employer Allocations to his Performance Account for each Plan Year to be credited with the investment returns earned by each such Investment Fund, by filing an investment election form with the Administrator in accordance with procedures established by the Administrator. A Participant may change his Investment Fund selections for future Employer Allocations, or for amounts already credited to his Performance Account, in accordance with procedures established by the Administrator. No such selection shall obligate the Administrator or the Plan to invest any amounts in any Investment Fund.

     3.3 Crediting of Investment Returns to Performance Accounts. As of the end of each Plan Year, the Administrator shall credit or debit each Participant's Performance Account with the investment returns attributable to the balance of such Performance Account.

Article IV. Vesting

     4.1 Vesting Based on Years of Participation. A Participant shall have a 0% vested interest in his or her Performance Account until the Participant completes five Years of Plan Participation, at which time his or her interest shall become 100% vested.

     4.2 Vesting Based on Permanent Disability or Death. A Participant's interest in his or her Performance Account shall in any case become 100% vested if, while employed by the Employer, he or she sustains a Permanent Disability or dies.

     4.3 Vesting Based on Without Cause Termination or Resignation for Good Reason. A Participant's interest in his or her Performance Account shall in any case become 100% vested if his or her service with the Employer is terminated as a result of a Without Cause Termination. In the event that the employment agreement between an individual Participant and the Employer provides for resignation for Good Cause, then such Participant's interest in his or her Performance Account shall in any case become 100% vested if he or she terminates employment with the Employer by resignation for Good Reason.

     4.4 Vesting Based on Change in Control. A Participant's interest in his Performance Account shall in any case become 100% vested if his or her service with the Employer terminates as a result of a Change in Control.

     4.4 Forfeiture. If a Participant's employment terminates for any reason other than those described in this Article, before the Participant completes five Years of Plan Participation, the Participant shall forfeit his or her entire interest in his or her Performance Account.

Article V. Payment of Benefits

     5.1 Payment at Normal Retirement Date. A Participant whose employment with the Employer terminates on or after his Normal Retirement Date, shall be entitled to receive the value of his Performance Account as soon as administratively practicable thereafter.

     5.2 Form of Benefit. Any benefit to which a Participant is entitled in this
Article V shall be paid in cash in a single lump sum. As an alternative, a Participant may instruct the Administrator to purchase an annuity with the single lump sum.

     5.3 Death Benefits. As soon as administratively practicable following a Participant's death, the Participant's Beneficiary shall be paid in a single cash lump sum equal to the Participant's vested interest in his or her Performance Account not otherwise distributed to such Participant hereunder.

     5.4 Disability Benefit. As soon as administratively practicable following the Administrator's determination that a Participant has suffered a Permanent Disability, the Participant shall be entitled to receive the Participant's vested interest in his or her Performance Account.

     5.5 Vested Terminated Participants. A Participant, on the date determined under Sections 5.5.1 or 5.5.2, who terminates employment with the Employer before his or her Normal Retirement Date shall be entitled to receive the Participant's vested interest in his or her Performance Account.

          5.5.1 Without Cause Termination or Resignation for Good Reason. In the event that a Participant leaves the service of the Employer as a result of a Without Cause Termination, he or she shall be entitled to receive the vested value of his or her Performance Account as soon as administratively practicable following his or her date of termination. In the event that the employment agreement between an individual Participant and the Employer provides for resignation for Good Reason and such Participant leaves the service of the Employer as a result thereof, than such Participant shall be entitled to receive the vested value of his or her Performance Account as soon as administratively practicable following his or her date of termination.

          5.5.2 Termination for Cause and Other Termination or Resignation. In the event that a Participant leaves the service of the Employer as a result of a Termination for Cause, retirement or any reason (other than Without Cause Termination, Permanent Disability, resignation for Good Reason (where applicable), resignation or termination in connection with a Change in Control or death), he or she shall be entitled to receive the vested value of his or her Performance Account as soon as administratively practicable following the later of the date of termination or attainment of age 60.

Article VI. Administration

     6.1 Administration. The Administrator shall have the authority to interpret the Plan and to determine the amount and time of payment of benefits and other issues arising in the administration of the Plan. Any construction or interpretation of the Plan and any determination of fact in administering the Plan made in good faith by the Administrator shall be final and conclusive for all Plan purposes.

     6.2 Claims Procedure.

          6.2.1 Initial Determination. Upon presentation to the Administrator of a claim for benefits under the Plan, the Administrator shall make a determination of the validity thereof. If the determination is adverse to the claimant, the Administrator shall furnish to the claimant within 90 days after the receipt of the claim a written notice setting forth the following:

          a)   the specific reason or reasons for the denial;

          b) specific references to pertinent provisions of the Plan on which the denial is based;

          c) if applicable, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          d) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

          6.2.2 Appeal Procedure. In the event of a denial of a claim, the claimant or his or her authorized representative may appeal such denial to the Administrator for a full and fair review of the adverse determination. The claimant's request for review must be in writing and made to the Administrator within 60 days after receipt by claimant of the written notification described in Section 6.2.1; provided, however, that such 60-day period may be extended by the Administrator in its sole discretion if circumstances so warrant. During this period, the claimant or his or her duly authorized representative may review pertinent documents, and may submit issues and comments in writing which shall be given full consideration by the Administrator in its review.

          6.2.3 Decision on Appeal. A decision on a request for review shall (i) state in writing the specific reasons and references to the Plan provisions on which it is based; (ii) shall be promptly provided to the claimant and
     (iii) be made by the Administrator not later than 60 days after receipt of the request; provided, however, that the Administrator, in its sole discretion, may postpone such decision for a period of time not to exceed 60 days if circumstances so warrant. If it is necessary to extend the period of time for making a decision beyond 60 days after the receipt of the request, the claimant shall be notified in writing of the extension of time prior to the beginning of such extension.

Article VII. Miscellaneous

     7.1 No Effect on Employment Rights. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Employer nor limit the right of the Employer to discharge or otherwise deal with any Participant without regard to the existence of the Plan.

     7.2 Funding. The Employer may establish a grantor trust for the purpose of funding Supplemental Retirement Benefits. Any trust so created shall conform to the terms of the model trust provided by the Internal Revenue Service as described in Revenue Procedure 92-64. Notwithstanding the establishment of such trust, it is the intention of the Employer and the Participants that the Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. All amounts credited under the Plan shall constitute general assets of the Employer. The Plan constitutes a mere promise by the Employer to pay benefits in the future. To the extent that any Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

     7.3 Spendthrift Provisions. No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Employer shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Plan. The Plan shall honor a qualified domestic relations order (within the meaning of Section 206(d) (3) (B) (i) of ERISA).

     7.4 Governing Law. The Plan is established under and will be construed according to the laws of the State of New Jersey, to the extent that such laws are not preempted by ERISA and valid regulations promulgated thereunder.

     7.5 Incapacity of Recipient. In the event a Participant is declared incompetent and a conservator or other person legally charged with the care of the person or the estate of such Participant is appointed, any benefits under the Plan to which such Participant is entitled shall be paid to the conservator or other person legally charged with the care of such Participant. Except as provided in the preceding sentence, should the Administrator, in its discretion, determine that a Participant is unable to manage his or her personal affairs, the Administrator may take distributions to any person for the benefit of such Participant, provided the Administrator makes a reasonable good faith judgment that such person shall expend the funds so distributed for the benefit of such Participant.

     7.6 Amendment or Termination. The Company reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, an amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors and shall be effective as of the date specified in the resolution. No amendment or termination of the Plan shall directly or indirectly deprive any Participant of all or any portion of the Participant's Performance Account considered to be accrued under the Plan before the date of amendment or termination.

     7.7 Withholding. The Employer reserves the right, notwithstanding any other provision of the Plan, to withhold applicable federal, state or local taxes from payments under the Plan.

     7.8 Construction. The singular includes the plural, unless the context clearly indicates otherwise.

Appendix - List of Plan Participants


     As of January 1, 1998 the following employees have been designated by the Administrator as Tier I participants:

          Stanley S. Binder

          John H. Davies

     As of January 1, 1998, the following employees have been designated by the Administrator as Tier II participants:

         Kenneth S. Wood

         Richard S. Rosenfeld

                                AMENDMENT TO THE
                           BARRINGER TECHNOLOGIES INC.
                          SUPPLEMENTAL RETIREMENT PLAN


     AMENDMENT to the Barringer Technologies Inc. Supplemental Retirement Plan (the "Plan") dated the 20th day of October, 1999.

                                   WITNESSETH:

     WHEREAS, Barringer Technologies Inc. (the "Company") heretofore adopted the Plan effective as of January 1, 1998; and

     WHEREAS, Section 7.6 of the Plan reserves to the Company the right to amend the Plan from time to time;

     NOW, THEREFORE, the Plan is hereby amended as follows:

                                      FIRST

     Section 6.2.4 is hereby added to the Plan, to read as follows:

          6.2.4 In the event that, on or after a Change in Control, a litigation, arbitration or other proceeding is commenced by a Participant to compel the Company to make a distribution under the Plan of amounts which the Participant is due, the Company shall bear all of the Participant's reasonable costs and expenses arising in connection with such dispute or controversy and shall advance or reimburse the Participant, on a current basis (upon delivery of receipts or invoices), for all reasonable legal fees and expenses incurred in connection with any such dispute or controversy (regardless of the result thereof). Pending resolution of any such dispute or controversy, the Company shall pay or continue to pay all amounts due the Participant under the Plan (determined without regard to the matter in dispute). If the Participant's position is not substantially upheld in connection with any suit or other proceeding to enforce the terms of the Plan, the Participant shall reimburse the Company for any attorney's fees and other expenses advanced or paid by the Company to the Participant.

                                     SECOND

     Amendment FIRST above shall be effective as of the date first above written.


     IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amendment as evidence of its adoption by the Company.


                                    BARRINGER TECHNOLOGIES INC.


                                    By: /s/ RICHARD S. ROSENFELD
                                        ------------------------------------
                                         Title: Vice President Finance - CFO
                                         Date: 10/20/99


                                      -16-